                                                                  Rule 424(b)(3)
                                                              File No. 333-11699

                       SUPPLEMENT DATED NOVEMBER 1, 1999
                                       TO
                           PROFILE DATED MAY 1, 1999
                        AND PROSPECTUS DATED MAY 1, 1999
                                      FOR
                                 FUTURITY FOCUS
                           VARIABLE AND FIXED ANNUITY
             ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      Effective November 1, 1999, for all Futurity Focus Variable Fixed and Annuity Contracts, we will waive the 1% withdrawal charge on all Purchase Payments you make.

      All references to the 1% withdrawal charge contained in the Profile (the "Profile") and the Prospectus (the "Prospectus") for the Futurity Focus Variable and Fixed Annuity, each dated May 1, 1999, supplemented July 1, 1999 and further supplemented September 13, 1999, should be disregarded.

      In addition, the 1 Year and 10 Years Examples of Total Expenses included in the table in Item 5, Expenses, of the Profile, as supplemented, are hereby deleted in their entirety and replaced by the following:

                                                                   EXAMPLES:
                                                                TOTAL EXPENSES
                                                                    AT END
                                                              -------------------
SUB-ACCOUNT                                                    1 YEAR    10 YEARS
-----------                                                   --------   --------
AIM V.I. Capital Appreciation Fund                              $19        $224
AIM V.I. Growth Fund                                            $20        $230
AIM V.I. Growth and Income Fund                                 $19        $222
AIM V.I. International Equity Fund                              $22        $249
Alger American Growth Portfolio                                 $21        $237
Alger American Income and Growth Portfolio                      $20        $227
Alger American Small Capitalization Portfolio                   $22        $247
Goldman Sachs VIT CORE(sm) Large Cap Growth Fund                $21        $238
Goldman Sachs VIT CORE(sm) Small Cap Equity Fund                $22        $248
Goldman Sachs VIT CORE(sm) U.S. Equity Fund                     $21        $238
Goldman Sachs VIT Growth and Income Fund                        $22        $248
Goldman Sachs VIT International Equity Fund                     $25        $284
J.P. Morgan U.S. Disciplined Equity Portfolio                   $22        $248
J.P. Morgan International Opportunities Portfolio               $25        $279
J.P. Morgan Small Company Portfolio                             $24        $274
Lord Abbett Growth and Income Portfolio                         $18        $207
MFS/Sun Life Capital Appreciation Series                        $21        $235
MFS/Sun Life Emerging Growth Series                             $21        $236
MFS/Sun Life Government Securities Series                       $19        $219
MFS/Sun Life High Yield Series                                  $21        $240
MFS/Sun Life Massachusetts Investors Growth Stock Series        $23        $255
MFS/Sun Life Massachusetts Investors Trust Series               $19        $216
MFS/Sun Life New Discovery Series                               $26        $287
MFS/Sun Life Total Return Series                                $20        $227
MFS/Sun Life Utilities Series                                   $21        $244

FUT836

                                                                   EXAMPLES:
                                                                TOTAL EXPENSES
                                                                    AT END
                                                              -------------------
SUB-ACCOUNT                                                    1 YEAR    10 YEARS
-----------                                                   --------   --------
OCC Equity Portfolio                                            $22        $252
OCC Managed Portfolio                                           $21        $240
OCC Mid Cap Portfolio                                           $23        $264
OCC Small Cap Portfolio                                         $22        $246
Sun Capital Blue Chip Mid Cap Fund                              $23        $258
Sun Capital Investors Foundation Fund                           $22        $248
Sun Capital Investment Grade Bond Fund                          $20        $233
Sun Capital Money Market Fund                                   $19        $222
Sun Capital Real Estate Fund                                    $25        $284
Sun Capital Select Equity Fund                                  $22        $248
Warburg Pincus Emerging Markets Portfolio                       $27        $298
Warburg Pincus International Equity Portfolio                   $26        $291
Warburg Pincus Post-Venture Capital Portfolio                   $27        $298
Warburg Pincus Small Company Growth Portfolio                   $24        $273

      In addition, the Examples presented on page 7 of the Prospectus are hereby deleted in their entirety, and the introductory paragraph to the Examples appearing on page 8 of the Prospectus is hereby deleted in its entirety and replaced by the following:

          "If you do or do not surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:"

      Finally, Part 1: Variable Account, of Appendix B to the Prospectus is hereby deleted in its entirety.

THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED BY OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FUTURITY FOCUS VARIABLE AND FIXED ANNUITY, DATED MAY 1, 1999 AND AS SUPPLEMENTED, AND SHOULD BE READ TOGETHER WITH THE PROSPECTUS, AS SUPPLEMENTED, AND THE CURRENT PROSPECTUSES OF THE FUNDS. THIS SUPPLEMENT AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FURTHER REFERENCE.

FUT836

                                                                  Rule 424(b)(3)
                                                              File No. 333-11699

                       SUPPLEMENT DATED NOVEMBER 1, 1999
                                       TO
                           PROFILE DATED MAY 1, 1999
                        AND PROSPECTUS DATED MAY 1, 1999
                                      FOR
                              MFS REGATTA CLASSIC
                           VARIABLE AND FIXED ANNUITY
             ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      Effective November 1, 1999, for all MFS Regatta Classic Variable Fixed and Annuity Contracts, we will waive the 1% withdrawal charge on all Purchase Payments you make.

      All references to the 1% withdrawal charge contained in the Profile and the Prospectus for the MFS Regatta Classic Variable and Fixed Annuity, each dated May 1, 1999 and supplemented September 13, 1999, should be disregarded.

      In addition, the 1 Year and 10 Years Examples of Total Expenses included in the table in Item 5, Expenses, of the Profile, as supplemented, are hereby deleted in their entirety and replaced by the following:

                                                                   EXAMPLES:
                                                                TOTAL EXPENSES
                                                                    AT END
                                                              -------------------
SUB-ACCOUNT                                                    1 YEAR    10 YEARS
-----------                                                   --------   --------
Bond Series                                                     $23        $262
Capital Appreciation Series                                     $21        $235
Capital Opportunities Series                                    $21        $244
Emerging Growth Series                                          $21        $236
Equity Income Series                                            $23        $262
Global Asset Allocation Series                                  $22        $248
Global Governments Series                                       $22        $246
Global Growth Series                                            $23        $260
Global Total Return Series                                      $22        $251
Government Securities Series                                    $19        $219
High Yield Series                                               $21        $240
International Growth Series                                     $26        $290
International Growth and Income Series                          $24        $275
Managed Sectors Series                                          $21        $238
Massachusetts Investors Growth Stock Series                     $23        $255
Massachusetts Investors Trust Series                            $19        $216
MFS/Foreign & Colonial Emerging Markets Equity Series           $28        $308
Money Market Series                                             $18        $213
New Discovery Series                                            $26        $287
Research Series                                                 $20        $234
Research Growth and Income Series                               $22        $253
Research International Series                                   $28        $313
Strategic Growth Series                                         $23        $262
Strategic Income Series                                         $26        $288
Total Return Series                                             $20        $227
Utilities Series                                                $21        $244

CLASSIC-SUPP-2  11/99

      In addition, the Examples presented on page 7 of the Prospectus are hereby deleted in their entirety, and the introductory paragraph to the Examples appearing on page 8 of the Prospectus is hereby deleted in its entirety and replaced by the following:

          "If you do or do not surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:"

      Finally, Part 1: Variable Account, of Appendix C to the Prospectus is hereby deleted in its entirety.

THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED BY OR PRECEDED BY THE CURRENT PROSPECTUS OF THE MFS REGATTA CLASSIC VARIABLE AND FIXED ANNUITY, DATED MAY 1, 1999 AND AS SUPPLEMENTED, AND SHOULD BE READ TOGETHER WITH THE PROSPECTUS, AS SUPPLEMENTED, AND THE CURRENT PROSPECTUSES OF THE FUNDS. THIS SUPPLEMENT AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FURTHER REFERENCE.

CLASSIC-SUPP-2  11/99